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                                                                Exhibit (10)(s)

                                 AMENDMENT NO. 2

                                       TO

            SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


               THIS AMENDMENT NO. 2 ("Amendment No. 2") is entered into as of December 31, 1996, by and between Cold Metal Products, Inc., a New York corporation having its principal place of business at 8526 South Avenue, Youngstown, Ohio 44514 ("Borrower") and The Bank of New York having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Bank").

                                   BACKGROUND

               Borrower and Bank are parties to a Second Amended and Restated Credit and Security Agreement dated as of August 1, 1994, as amended by Amendment No. 1 dated as of June 30, 1995 (as modified from time to time, the "Loan Agreement") pursuant to which Bank provided Borrower with certain financial accommodations.

               Borrower has requested that Bank amend the Loan Agreement to, among other things, adjust certain financial covenants set forth in the Loan Agreement and to increase the maximum amount of permitted capital expenditures from $5,000,000 to $20,000,000 through March 31, 1997 and Bank is willing to do so on the terms and conditions hereafter set forth.

               NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Bank, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

               2. AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

               2.1. Section 1.2 of the Loan Agreement is hereby amended as follows:

               (a) the following defined terms are hereby added in their
                   appropriate alphabetical order:

               "AMENDMENT NO. 2" shall mean Amendment No. 2 to Second Amended and Restated Credit and Security Agreement dated as of December 31, 1996.
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2.2. Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    "6.5 Current Ratio. Cause the ratio of consolidated current assets to consolidated current liabilities to be not less than
               (a) 1.31 to 1 at the end of the fiscal quarter ending December 31, 1996 and (b) 1.23 to 1 at the end of the fiscal quarter ending March 31, 1997 and at the end of each fiscal quarter thereafter during the Term; provided, however, that for the fiscal quarter ending June 30, 1997 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Bank based upon projections delivered to Bank in accordance with Section 9.12 hereof. The above ratios shall be calculated exclusive of the effect of any conversion to a current liability of any Indebtedness to Bank."

2.3. Section 6.8 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                       "6.8 FIXED CHARGE COVERAGE. Cause the ratio of (x) the
               sum of aggregate consolidated net income during each fiscal period set forth below plus the aggregate amount of income tax, and the interest, depreciation, amortization and all other non-cash expense deducted in determining such net income during such fiscal period to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of tax expense and capital expenditures paid in cash during such fiscal period plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to
               Section 2.1 (a)(y)(iii) hereof to be not less than the ratio corresponding to the fiscal periods set forth below:

                     FISCAL PERIOD                              RATIO
                     -------------                              -----
                  1/1/96 - 12/31/96                             1.00 to 1
                  4/1/96 - 3/31/97                              1.00 to 1
                    and each four quarter
                    fiscal period thereafter
                    during the Term

               ; PROVIDED, HOWEVER, that for the fiscal period ending June 30, 1997 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Bank based upon projections delivered to Bank in accordance with section 9.12 hereof. The above ratios shall be calculated exclusive of capital expenditures associated with the Ottawa Expansion Program."



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2.4. Section 6.9 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                           "6.9 TOTAL LIABILITIES TO EQUITY. Cause the ratio of
                  total consolidated Indebtedness to consolidated stockholders equity (exclusive of Borrower's foreign currency translation adjustment account) to be not more than (a) 3.84 to 1 at the end of the fiscal quarter ending December 31, 1996 and (b)
                  3.89 to 1 at the end of the fiscal quarter ending March 31, 1997 and at the end of each fiscal quarter thereafter during the Term; PROVIDED, HOWEVER, that for the fiscal quarter ending June 30, 1997 and thereafter during the Term the ratios provided in this Section 6.9 may be adjusted by the mutual agreement of Borrower and Bank based upon projections delivered to Bank in accordance with Section 9.12 hereof. The above ratios shall be calculated exclusive of any future accounting changes and their impact on non-current liabilities and shareholders' equity."

2.5. Section 7.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                           "7.6 CAPITAL EXPENDITURES. Contract for, purchase or
                  make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $5,000,000 in the aggregate for itself and its Subsidiaries; PROVIDED, however, that Borrower may make such capital expenditures or commitments of up to $ 20,000,000 in the aggregate for fiscal year ended March 31, 1997."

3. CONDITIONS OF EFFECTIVENESS. This Amendment No. 2 shall become effective as of December 31, 1996, when and only when Bank shall have received (i) four
     (4) copies of this Amendment No.2 executed by Borrower and consented to and agreed to by Cold Metal Products Company, Ltd.. a guarantor and by the Participants and (ii) consent of Participants.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows:

               a) This Amendment No. 2 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.


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               b)   No Event of Default or Default has occurred and is
                    continuing or would exist after giving effect to this Amendment No.2.

               c) Borrower has no defense, counterclaim or offset with respect to the Obligations.

5.   EFFECT ON THE LOAN AGREEMENT.

               a) Upon the effectiveness of SECTION 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

               b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

               c) The execution, delivery and effectiveness of this Amendment No.2 shall not operate as a waiver of any right, power or remedy of Bank, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. GOVERNING LAW. This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. HEADINGS. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

8. COUNTERPARTS. This Amendment No. 2 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year first written above.

                                       COLD METAL PRODUCTS, INC.


                                       By:/S/J.E. SLOE
                                          ----------------------------
                                       Name: JOHN E. SLOE
                                            ---------------------------
                                       Title: VICE PRESIDENT CFO
                                              --------------------------


                                       THE BANK OF NEW YORK

                                       By:/S/ANTHONY VIOLA
                                          ------------------------
                                       Name: ANTHONY VIOLA
                                       Title: VICE PRESIDENT


                       GUARANTOR CONSENT AND REAFFIRMATION

By its signature below, Cold Metal Products Company, Ltd. hereby consents to Amendment No. 2 and confirms that (i) its Guaranty Agreement dated as of August 4, 1987 in favor of Bank, as confirmed by Guaranty Confirmation dated as of August 1, 1994 (the "Guaranty") and (ii) the Collateral Documents (as defined in the Guaranty), each remain in full force and effect and are in no way modified or impaired by Amendment No. 2 or any documents executed in connection therewith.

CONSENTED AND AGREED TO:

COLD METAL PRODUCTS COMPANY, LTD.

By:/S/ A. R. MORROW
   -----------------------------
Name: A. R. MORROW
      --------------------------
Title: SECRETARY, TREASURER
       -------------------------

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